Exhibit 99.1
FOR IMMEDIATE RELEASE

CONTACTS:	Ron Klawitter	Michael Newman
	Chief Financial Officer	Investor Relations
	Key Tronic Corporation	StreetConnect
	(509) 927-5295	(206) 729-3625
KEY TRONIC CORPORATION ANNOUNCES RESULTS
FOR THE FIRST QUARTER OF FISCAL YEAR 2015

Ayrshire Acquisition Contributing to Growth, New Customer Wins and Revenue Diversification;
Expecting Stronger Revenue Growth and Profitability in Second Quarter
Spokane Valley, WA— November 4, 2014 — Key Tronic Corporation (Nasdaq: KTCC), a provider of electronic manufacturing services (EMS), today announced its results for the three months ended September 27, 2014. The Company's actual results were in line with its previous guidance.
For the first quarter of fiscal year 2015, Key Tronic reported total revenue of $86.3 million, up 11% from $78.0 million in the same period of fiscal year 2014. Results for the first quarter of fiscal year 2015 include approximately $11 million in revenue contribution from CDR Manufacturing, Inc. (dba Ayrshire Electronics), which was acquired on September 3, 2014.
During the first quarter of fiscal year 2015, the Company had an unfavorable product mix that caused higher material costs and had inefficiencies associated with the unusually fast ramping of production of a new product that resulted in higher than expected operating expenses. These items had an impact on earnings of approximately ($1.8) million or ($0.17) per share. In addition, transaction and integration costs related to the Ayrshire acquisition had an impact on earnings of approximately ($0.7) million or ($0.06) per share.
As a result, the Company reported its first quarterly net loss since 2004. The net loss for the first quarter of fiscal year 2015 was $(1.5) million or $(0.14) per share, compared to net income of $1.7 million or $0.15 per share for the same period of fiscal year 2014.
“As previously announced, our revenue and earnings were impacted by the large revenue reduction by a certain customer, an unfavorable product mix and unusually high operating costs in the first quarter,” said Craig Gates, President and Chief Executive Officer. “At the same time, we continue to see a robust pipeline of potential new business and have further diversified our future revenue base during the first quarter by winning new customer programs involving two different medical devices.
“We’re also very pleased to see our acquisition of Ayrshire making a significant contribution to our progress by expanding our printed circuit board assembly capabilities, our total revenue and our customer base with the addition of new multi-national companies. Including 104 Ayrshire customers and 61 Key Tronic customers, we were generating revenue from 165 distinct combined customers at the end of the first quarter of fiscal year 2015, up from 57 Key Tronic customers a year ago. During the second quarter, we’ve already had two Ayrshire customers award us additional business because of our combined capabilities and global logistics.
“We expect to see stronger revenue growth and a return to profitability in the second quarter of fiscal year 2015, as our new programs continue to grow and Ayrshire’s operations contribute revenue and profit for the full quarter. In coming periods, we expect our product mix and margins to gradually return to normal patterns. Although costs associated with new product launches will continue to impact operating efficiencies, we do not expect those costs to be at the same level as the first quarter.”

Business Outlook
For the second quarter of fiscal year 2015, the Company expects to report revenue in the range of $105 million to $115 million, and earnings in the range of $0.08 to $0.12 per diluted share. These expected results include a full three month contribution from the recently acquired Ayrshire operations and assumes an effective tax rate of 35%.
Conference Call
Key Tronic will host a conference call today to discuss its financial results at 2:00 PM Pacific (5:00 PM Eastern). A broadcast of the conference call will be available at www.keytronic.com under “Investor Relations” or by calling 888-438-5448 or +1-719-325-2244 (Access Code: 3005167). A replay will be available by calling 888-203-1112 or +1 719-457-0820 (Access Code: 3005167). A replay will also be available on the Company’s Web site.
About Key Tronic
Key Tronic is a leading contract manufacturer offering value-added design and manufacturing services from its facilities in the United States, Mexico and China. The Company provides its customers full engineering services, materials management, worldwide manufacturing facilities, assembly services, in-house testing, and worldwide distribution. Its customers include some of the world's leading original equipment manufacturers. For more information about Key Tronic visit: www.keytronic.com.
Some of the statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing verbs such as aims, anticipates, believes, estimates, expects, hopes, intends, plans, predicts, projects or targets or nouns corresponding to such verbs. Forward-looking statements also include other passages that are primarily relevant to expected future events or that can only be fully evaluated by events that will occur in the future. Forward-looking statements in this release include, without limitation, the Company's statements regarding its expectations with respect to quarterly revenue and earnings during fiscal year 2015. There are many factors, risks and uncertainties that could cause actual results to differ materially from those predicted or projected in forward-looking statements, including but not limited to the future of the global economic environment and its impact on our customers and suppliers, the availability of parts from the supply chain, the accuracy of customers' forecasts; success of customers' programs; timing of new programs; success of new-product introductions; acquisitions or divestitures of operations or facilities; technology advances; changes in pricing policies by the Company, its competitors, customers or suppliers; and the other risks and uncertainties detailed from time to time in the Company's SEC filings.

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF (LOSS) INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	September 27, 2014	September 28, 2013
Net sales	$86,342	$77,974
Cost of sales	82,104	71,352
Gross profit	4,238	6,622
Research, development and engineering expenses	1,336	1,345
Selling, general and administrative expenses	4,607	2,817
Total operating expenses	5,943	4,162
Operating (loss) income	(1,705)	2,460
Interest expense, net	189	22
(Loss) income before income taxes	(1,894)	2,438
Income tax (benefit) provision	(371)	733
Net (loss) income	$(1,523)	$1,705
Net (loss) income per share — Basic	$(0.14)	$0.16
Weighted average shares outstanding — Basic	10,548	10,507
Net (loss) income per share — Diluted	$(0.14)	$0.15
Weighted average shares outstanding — Diluted	10,548	11,336

KEY TRONIC CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 27, 2014	June 28, 2014
ASSETS
Current assets:
Cash and cash equivalents	$967	$5,803
Trade receivables, net	74,706	49,658
Inventories	74,699	55,634
Deferred income tax asset	4,123	935
Other	14,575	11,186
Total current assets	169,070	123,216
Property, plant and equipment, net	30,431	23,596
Other assets:
Deferred income tax asset	—	3,325
Other	1,399	2,712
Goodwill	9,731	1,740
Other intangible assets	7,902	2,071
Total other assets	19,032	9,848
Total assets	$218,533	$156,660
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$48,979	$32,459
Accrued compensation and vacation	7,698	7,562
Current portion of debt	5,031	7,853
Other	7,017	4,293
Total current liabilities	68,725	52,167
Long-term liabilities:
Term loan - L/T	30,000	—
Revolving loan	17,934	—
Deferred income tax liability	870	270
Other long-term obligations	436	578
Total long-term liabilities	49,240	848
Total liabilities	117,965	53,015
Shareholders' equity:
Common stock, no par value—shares authorized 25,000; issued and outstanding 10,552 and 10,547 shares, respectively	44,333	44,151
Retained earnings	55,568	57,091
Accumulated other comprehensive income	667	2,403
Total shareholders' equity	100,568	103,645
Total liabilities and shareholders’ equity	$218,533	$156,660

4